AGREEMENT OF PURCHASE AND SALE
by and between
COMMVAULT TINTON FALLS URBAN RENEWAL, LLC, Seller
and
SOMERSET DEVELOPMENT LLC, Buyer
Dated: October 2, 2024

Property:    One Commvault Way
        Tinton Falls, New Jersey 07724
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TABLE OF CONTENTS
PAGE
2.    Purchase Price.    2
3.    Title to Real Estate.    3
4.    As-Is Condition; Waivers, Release and Indemnification.    4
5.    Due Diligence.    6
6.    Leaseback Lease    8
7.    Closing of Title.    9
8.    Closing Documents.    11
9.    Closing Adjustments and Costs.    12
10.    Seller’s Representations and Warranties    12
11.    Buyer’s Representations    15
12.    Survival of Representations and Warranties    15
13.    Assessments    15
14.    Risk of Loss    16
15.    Condemnation    16
16.    Brokers    16
17.    Zoning and Code Compliance; Governmental Consents    16
18.    Assignment    17
19.    Notices    17
20.    Performance    18
21.    Remedies    18
22.    [Intentionally omitted]    19
23.    Section 1031 Like-Kind Exchange    19
24.    Bulk Sale    19
25.    Knowledge    19
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26.    Press Releases    20
27.    Governing Law; Jurisdiction    20
28.    Entire Agreement    20
29.    Attorney Fees    20
30.    Severability    20
31.    Counterparts    20
32.    Time of the Essence    20
33.    Construction and Interpretation    20
34.    Paragraph Headings    21
35.    Flood Disclosures    21
36.    Exhibits    21
37.    Pre-Closing Cooperation    21

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AGREEMENT OF PURCHASE AND SALE
THIS AGREEMENT OF PURCHASE AND SALE (the “Agreement”) is dated October 2, 2024 (the “Effective Date”) by and between COMMVAULT TINTON FALLS URBAN RENEWAL, LLC, a New Jersey limited liability company having an address c/o CommVault Systems, Inc., 1 Commvault Way, Tinton Falls, New Jersey 07724 (the “Seller”), and SOMERSET DEVELOPMENT LLC, a New Jersey limited liability company having an address of 101 Crawfords Corner Road, Holmdel, New Jersey 07733 (the “Buyer”).
RECITALS
A.    The Seller is the owner of the Property (as hereinafter defined).
B.    The Seller has agreed to sell, and the Buyer has agreed to purchase, the Property, all on and subject to the terms and conditions herein contained.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:
1.    Conveyance of Property.
(a)    The Seller, for and in consideration of the Purchase Price (as hereinafter defined) to be paid and satisfied as hereinafter provided, and also in consideration of the mutual covenants and agreements of the parties hereinafter contained, shall sell and convey to the Buyer, and the Buyer shall purchase from the Seller, the Property, all in accordance with and subject to the terms of this Agreement.
(b)    As used herein, the term “Property” means and includes (i) the land located in the Borough of Tinton Falls, Monmouth County, New Jersey commonly known as One Commvault Way and designated as Tax Block 101.02, Lot 1 and 1X, all as more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”); (ii) all buildings, structures and other improvements now or hereafter located on the Land (collectively, the “Improvements”); (iii) all appurtenances, rights, privileges, and easements and development rights benefiting, belonging or pertaining thereto and all right, title and interest, if any, of the Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land and in all strips, gores or rights-of-way, riparian rights and easements (collectively, the “Other Real Estate Rights”); (iv) any and all governmental licenses, permits and approvals relating to the Land or the Improvements (collectively, the “Licenses”); (v) all personal property of Seller located on or in or used in connection with the Land and Improvements (excluding any personal property used specifically in Commvault Systems, Inc.’s business operations), and (vi) all plans and specifications for the Property, including but not limited to all site plans, surveys, title insurance policies, soil and subsurface studies, architectural drawings, engineering plans and studies, floor plans, landscape plans and other plans and studies of any kind which relate to the Property and are owned by and in the possession of the Seller (“Plans and Specifications”). Notwithstanding the foregoing, (A) as more particularly set forth in Paragraph 6 hereof and subject in all respects to the Leaseback
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Lease (as hereinafter defined), the Seller shall retain exclusive access to the data center portion of the Property and sole ownership of the generators at the Property and the uninterruptible power supply servicing same, and (B) the property designated as Block 101.03, Lot 2 (on which a firehouse is currently located) is not part of the “Property” and is not included in this sale.
2.    Purchase Price.
(a)    In consideration for the conveyance of the Property, the Buyer shall pay to the Seller the sum of Thirty Six Million ($36,000,000.00) Dollars (the “Purchase Price”).
(b)    The Purchase Price shall be payable as follows:
(i)    A deposit in the amount of $1,500,000.00 (the “Deposit”) shall be paid by the Buyer upon execution of this Agreement. A portion of the Deposit in the amount of $25,000.00 (the “Initial Portion of the Deposit”) shall be paid by the Buyer directly to the Seller on the date hereof and shall not be subject to an escrow. The Initial Portion of the Deposit shall be non-refundable to the Buyer as of the Effective Date. The balance of the Deposit in the amount of $1,475,000.00 (the “Balance of the Deposit”) shall be paid by the Buyer to Chiesa Shahinian & Giantomasi PC, as escrow agent (the “Escrow Agent”), on the date hereof, to be held in escrow and released in accordance with the terms of this Agreement. If the Buyer has not terminated this Agreement by the expiration of the Due Diligence Period (as hereinafter defined), then the Balance of the Deposit shall become automatically non-refundable to the Buyer in all events as of the expiration of the Due Diligence Period (except in the case of a Seller default as provided in Paragraph 21(b) hereof or otherwise set forth in this Agreement).
(ii)    The balance of the Purchase Price in the amount of $34,500,000.00 (subject to adjustment as hereinafter provided) shall be paid by federal funds wire transfer at Closing (as hereinafter defined).
(c)    The Balance of the Deposit shall be held in escrow in a federally insured, interest-bearing attorney trust account by the Escrow Agent. All interest earned on the Deposit shall automatically be and become part of the Deposit. The Escrow Agent hereby agrees that any action or proceeding with respect to the Balance of the Deposit may be instituted and maintained in any state or federal court located in the State of New Jersey, and the Escrow Agent hereby irrevocably submits and consents to the jurisdiction of any such New Jersey court in connection therewith. The Seller and the Buyer hereby agree to be bound by, and to comply with, all of the escrow terms and conditions which are set forth on Exhibit H attached hereto and made a part hereof. The Balance of the Deposit shall be disbursed by the Escrow Agent only as follows:
(i)    In the event that this Agreement is terminated by the Buyer prior to the expiration of the Due Diligence Period, the Escrow Agent shall, within two (2) business days after receipt of sole written instruction from Buyer, refund the Balance of the Deposit to the Buyer.
(ii)    In the event that this Agreement is not terminated by the Buyer prior to the expiration of the Due Diligence Period, then the Seller shall have the unilateral right

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to provide written notice thereof to the Escrow Agent and request a release of a portion of the Deposit in the amount of $75,000.00 (“Second Portion of the Deposit”) and, within two (2) business days after receipt of such written notice from the Seller, the Escrow Agent shall release the Second Portion of the Deposit from escrow and pay same to the Seller.
(iii)    In the event that the Closing occurs, the Deposit shall be credited against the Purchase Price and released by the Escrow Agent to the Seller at Closing.
(iv)    In the event of a default by either party under this Agreement, the provisions of Paragraph 21 hereof shall govern the disposition of the Deposit.
(d)    The Buyer acknowledges and confirms that the Buyer’s obligation to consummate the Closing is not subject to a financing contingency, and the Buyer has, and will at Closing have, sufficient funds to consummate the transactions contemplated by this Agreement. Nothing herein, however, shall be deemed or construed as limiting the Buyer’s right to terminate this Agreement for any reason or no reason at all prior to the expiration of the Due Diligence Period as set forth in Paragraph 5 hereof.
3.    Title to Real Estate.
(a)    Title to the Property shall be conveyed by the Seller to the Buyer at Closing by Bargain and Sale Deed with Covenant as to Grantor’s Acts (the “Deed”), free and clear of all liens and encumbrances, insurable at ordinary rates by a title insurance company authorized to do business in New Jersey, but subject to all of the following (collectively, the “Permitted Encumbrances”):
(i)    Municipal zoning ordinances and applicable governmental regulations (except with respect to violations existing on the Property).
(ii)    Current taxes not then due and payable.
(iii)    The Leaseback Lease (as hereinafter defined).
(iv)    The agreements, easements, restrictions and other encumbrances set forth on Exhibit B attached hereto and made a part hereof.
(b)    (i)    To the extent in the Seller’s possession, Seller shall provide its most current title insurance policy for the Property (the “Existing Title Policy”). Within two (2) days following the Effective Date, Buyer shall order from the Title Company a commitment (the “Title Commitment”) for an ALTA owner’s title insurance policy in an amount equal to the Purchase Price (the “Title Policy”), dated or updated to the Closing Date, insuring or committing to insure, at its ordinary premium rates, Purchaser’s good and marketable title in fee simple to the Property subject only to the Permitted Exceptions. To the extent available, Seller shall provide to Purchaser its most current survey of the Property (the “Existing Survey”). Purchaser may order an update of Seller’s Existing Survey or if the Existing Survey is not available, a new survey of the Property (hereinafter, the “Survey”)

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(ii)    The Buyer shall have the right, during the period commencing on the date hereof and ending on the earlier of (A) the date that is ten (10) Business Days following the receipt of the Title Commitment and Survey and (B) the last day of the Due Diligence Period (such period being referred to as the “Title Review Period”), to submit to the Seller any objections to the title (collectively, “Title Objections”), other than the Permitted Encumbrances. To the extent that the Buyer fails to submit Title Objections to the Seller prior to the expiration of the Title Review Period, the Buyer shall be deemed to have irrevocably waived its right to raise Title Objections and shall be deemed to have approved all matters affecting title to the Property as reflected in the Title Commitment and the Survey.
(iii)    Should the Buyer present Title Objections to the Seller prior to the expiration of the Title Review Period, the Seller shall have a period of twenty (20) days thereafter within which Seller shall advise the Buyer whether or not the Seller agrees (in its sole discretion) to proceed to cure the Title Objections. The Seller shall have no obligation to expend any amounts to cure such Title Objections (except as set forth below), nor shall the Seller have any obligation to institute any proceedings to cure Title Objections. To the extent the Seller agrees to cure any Title Objections, the Seller shall have the right to do so at Closing from the Closing proceeds. Notwithstanding the foregoing, the Seller shall have the obligation to pay and satisfy any mortgage or other monetary lien encumbering the Property that can be satisfied by the payment of a liquidated sum of money at Closing.
(iv)    If the Seller is unable or unwilling to cure the Title Objections, the Buyer may either (A) waive the Title Objections and proceed to Closing without abatement of the Purchase Price, or (B) terminate this Agreement by notice to the Seller given not later than ten (10) days after the receipt by the Buyer of notice from the Seller that the Seller is unable or unwilling to cure Title Objections, and the Balance of the Deposit shall be returned to the Buyer.
(v)    If the Seller is unable to convey title in accordance with the conditions set forth in this Paragraph 3, the Seller’s sole liability shall be the return of the Balance of the Deposit to the Buyer, whereupon the parties hereto shall have no further rights or obligations under this Agreement except as expressly set forth to the contrary herein, provided that if the Seller has agreed in writing to cure any title defects and is unable to do so or refuses to do so at or before the Closing, Seller shall be in default of its obligations and Buyer shall have such rights and remedies set forth in Section 21(b) of this Agreement.
4.    As-Is Condition; Waivers, Release and Indemnification.
(a)    Prior to the Closing, and subject to the provisions of Paragraph 5 hereof, the Buyer will have had the opportunity to investigate all physical, environmental and economic aspects of the Property and to make all Inspections (as hereinafter defined) and investigations of the Property which the Buyer reasonably deems necessary. The Buyer has agreed to accept same based upon such Inspections and the Buyer’s independent investigations, it being understood and agreed that the Seller is selling the Property and the Buyer is buying the Property, except for the representations and warranties expressly set forth in this Agreement, “As-Is, Where-Is and With All Faults.” Except as expressly set forth in this Agreement, the Buyer has not relied on any representations, warranty, promise or statement, written or oral, express or implied, of the Seller,

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or anyone acting for or on behalf of the Seller, other than as may be expressly set forth in this Agreement. The Buyer represents that the Buyer is a knowledgeable, experienced and sophisticated buyer of real estate, and that the Buyer is relying solely on the Buyer’s own expertise and that of the Buyer’s professionals in purchasing the Property.
(b)    Except as expressly set forth to the contrary in this Agreement, the Seller makes no warranty, guaranty or representation, and hereby specifically disclaims any warranty, guaranty or representation, oral or written, express or implied, past, present or future, of, as to or concerning (i) the nature, condition or status of the Property, including without limitation the existence or non-existence of any environmental condition on the Property and any warranty of habitability, merchantability or fitness for a particular purpose, (ii) the nature and extent of any matter affecting title to the Property, including without limitation any easement, right-of-way, possession, lien, encumbrance, license, restriction or reservation affecting, burdening or benefiting the Property (except such matters that are objected to by the Buyer pursuant to Paragraph 3 hereof) (iii) the compliance of the Property or any portion or portions thereof with any laws, ordinances, rules or regulations of any governmental or other body, including without limitation any laws, ordinances, rules, or regulations relating to (a) the environment or the impairment thereof or (b) zoning or land use matters, (iv) leases or other agreements, written or oral, regarding the use, occupancy or possession of the Property or any portion thereof, (v) the suitability of the Property for any and all activities and uses which the Buyer may conduct or propose to conduct thereon or therewith, (vi) the manner, quality, state of repair or lack of repair of the Property or (vii) any other matters with respect to the Property.
(c)    Except as expressly set forth herein, including the representations and warranties of Seller, the Buyer and the Buyer’s parents, subsidiaries, affiliates, employees, officers, directors, members, principals, equity interest holders, attorneys, representatives and agents, and their respective heirs, successors and assigns, including without limitation all future owners and occupants of the Property (collectively, the “Buyer Parties”), shall, and hereby do, fully (i) release the Seller, its parents, subsidiaries, affiliates, employees, members, officers, directors, principals, attorneys, representatives and agents, and their respective heirs, successors and assigns (collectively, the “Seller Parties”), from any and all claims, costs, losses, liabilities, damages, expenses, demands or causes of action now or hereafter arising from or related to any matter of any kind or nature, whether known or unknown, relating to the Property or the use or ownership thereof (including without limitation any Environmental Condition at the Property), and any and all responsibility and liability to the Buyer or the Buyer Parties, or any person or entity claiming by, through or under the Buyer or the Buyer Parties, regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever, and agree not to institute, prosecute, facilitate or (absent a court order or other binding court process) assist in the institution or prosecution of any action, claim, proceeding or suit against the Seller or any of the Seller Parties, directly or indirectly, arising from or out of, or in connection with, any claim relating to any of the foregoing, (ii) assume all risk, responsibility and liability for any and all matters relating to the Property, including without limitation all responsibility and liability for all Environmental Conditions at the Property (including (A) the responsibility for entering into any remediation permits, posting any required remediation funding source and/or financial assurance and completing all remediation and other activities in connection with such

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Environmental Conditions at the Property in accordance with applicable laws and regulations, and (B) the responsibility for complying with the New Jersey Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq., and the regulations promulgated thereunder (“SRRA”), if applicable, in connection with this transaction, including the posting of any remediation funding source and/or financial assurance required by any applicable governmental authority or by applicable law), and (iii) indemnify, defend and hold the Seller and the Seller Parties free and harmless from and against any and all claims, costs (including, without limitation, reasonable counsel fees, fees of experts and costs of suit), losses, liabilities, damages, expenses, demands or causes of action now or hereafter arising from or related to any matter of any kind or nature relating to the Property (including without limitation any Environmental Conditions at the Property), in each case whether prior to or after the Closing. As used herein, the term “Environmental Condition at the Property” means (i) the existence, presence, discharge, leaking or other emission at or from the Property of any hazardous substance, hazardous waste, toxic substance or other substance that is regulated by applicable federal, state or local laws, ordinances or regulations relating to the environment and/or the impairment thereof, or (ii) any other condition, event or matter at or with respect to the Property that is regulated by, or that requires clean-up, remediation, removal, reporting, monitoring, treatment or other action pursuant to any federal, state or local laws, ordinances or regulations relating to the environment and/or the impairment thereof. Without limiting the generality of the foregoing, the Buyer acknowledges the existence of pesticides on, at and/or under the Property, and the Buyer shall have sole responsibility and liability for any and all remediation costs in connection therewith. The provisions of this clause (c) shall become automatically effective at the Closing without the necessity of any further documentation.
(d)    The Buyer, with the Buyer’s counsel, has fully reviewed the disclaimers, waivers, releases, assumptions, and other provisions set forth in this Agreement, and understands the significance and effect thereof. The Buyer acknowledges and agrees that such disclaimers and other agreements set forth herein are an integral part of this Agreement, and that the Seller would not have agreed to sell the Property to the Buyer for the Purchase Price without such disclaimers and other agreements set forth in this Agreement.
(e)    The provisions of this Paragraph 4 shall survive the Closing of title to the Property and the recordation of the Deed, and shall be incorporated into the Deed as a servitude that is to run with the land and be binding upon the Buyer and the Buyer’s heirs, successors and assigns, including all future owners of the Property.
5.    Due Diligence.
(a)    (i)    The Buyer shall have the right, at the Buyer’s sole cost and expense, during the period commencing on the Effective Date and ending at 11:59 p.m. (eastern time) on the date that is thirty (30) days after the Effective Date (such 30-day period being referred to as the “Due Diligence Period”), to enter upon the Property in order to perform such tests, inspections and investigations (collectively, the “Inspections”) as the Buyer reasonably deems necessary in order to evaluate the status and condition of the Property, all subject to the terms of this Paragraph 5. Notwithstanding the foregoing, however, in no event shall the Buyer undertake, cause or permit a Phase II site investigation or any drilling, boring or other intrusive

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sampling or testing at the Property without the Seller’s prior written consent in the Seller’s sole and absolute discretion. In connection with the Buyer’s entry onto the Property and/or the performance of the Buyer’s Inspections, the Buyer shall comply, and shall cause each of the Buyer’s representatives, consultants and contractors to comply, with all applicable laws and ordinances. All Inspections shall be performed during normal business hours upon reasonable prior notice to the Seller, and the Seller’s representative(s) shall have the right to accompany the Buyer during the performance of all Inspections. All Inspections shall be subject to the rights of the Seller, and the Buyer shall ensure that the performance of the Inspections does not interfere with the use and enjoyment of the Property by the Seller. In no event shall the Buyer permit any LSRP to access the Property or any information related thereto or to conduct any Inspections, in each case prior to the Closing, without the Seller’s prior written consent, which may be withheld in the Seller’s sole and absolute discretion. All costs and expenses in connection with the Buyer’s Inspections shall be paid by the Buyer. The Buyer acknowledges and agrees that the permission to enter upon the Property granted herein is a revocable license, and that the Seller makes no representation or warranty concerning the condition of the Property except as otherwise specifically and expressly stated herein. The Seller shall reasonably cooperate with the Buyer in connection with the Buyer’s Inspections, all at no cost, risk or liability to the Seller. However, in no event shall the Seller have any obligation to repair or remediate any condition, or be responsible for the cost of repairing or remediating any condition, at the Property (including any condition revealed by the Inspections).
(ii)    Within ten (10) days after the date hereof, the Seller shall make available to the Buyer all records, reports, files, governmental permits and approvals, title and survey documents and other materials relating to the Property that are in the Seller’s possession and control. The Seller makes no representations or warranties whatsoever, and expressly disclaims any representations and warranties, regarding the accuracy or completeness of any of such materials provided to the Buyer, and the Buyer acknowledges and agrees that the Buyer shall have no recourse whatsoever against the Seller or the Seller’s contractors, agents, consultants or counsel with respect to or in connection with any such materials; provided however that the Seller hereby represents and warrants that the materials provided by the Seller to the Buyer are true and correct copies of the materials in the Seller’s possession.
(b)    Prior to entry onto the Property to perform Inspections or otherwise, the Buyer shall provide, and shall cause each of the Buyer’s agents and contractors to provide, the Seller with a certificate of insurance (with respect to comprehensive general liability insurance, professional liability insurance (if applicable), contractor’s pollution liability insurance (if applicable), worker’s statutory compensation insurance, and automobile insurance) naming the Seller as an additional insured (other than professional liability insurance), along with proof of endorsement authorizing the Seller to be named as an additional insured. The comprehensive general liability policy shall be in the amount of $1,000,000.00 per occurrence with excess umbrella coverage in excess of $2,000,000, and the contractor’s pollution liability policy shall be in the amount of $1,000,000.00 per occurrence. All other insurance shall be in commercially reasonable amounts, and all insurance shall be written by such insurance carriers, and on such other terms, as shall be reasonably acceptable to the Seller.

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(c)    The Buyer assumes all risks with respect to any personal property, equipment or vehicles used by the Buyer or the Buyer’s agents, representatives, consultants or contractors in connection with the Inspections. The Buyer shall and hereby does indemnify, defend and hold harmless the Seller from and against any and all loss, cost or damage relating to any injury, death, property damage or other matter resulting from, arising out of or related to the entry onto the Property by the Buyer or the Buyer’s agents or representatives prior to the Closing or the performance by the Buyer of any of the Inspections. The existence or non-existence of any insurance coverage shall not affect in any way the indemnification obligations of the Buyer set forth in the preceding sentence. The provisions of this subparagraph shall survive the Closing or earlier termination of this Agreement.
(d)    In the event that this Agreement is terminated for any reason, the Buyer shall promptly deliver to the Seller, at no cost to the Seller, copies of any and all third party inspection reports, results and analyses which were the basis for the Buyer’s decision to terminate this Agreement. In the event that the Buyer’s decision to terminate this Agreement was not based upon information contained in any such third party inspection reports, results or analyses, the Buyer shall promptly deliver any such inspection reports, results and analyses requested in writing by the Seller. As a condition to providing any of the foregoing third party reports, results, and analyses, Seller shall reimburse the Buyer for the actual cost thereof, and Seller hereby acknowledge and agrees that Seller accepts such reports, results and analysis without any reliance on the content therein, without recourse to Buyer and without representation or warranty of any kind. The provisions of this subparagraph shall survive the Closing or earlier termination of this Agreement.
(e)    The Buyer shall keep all materials or information provided or made available by the Seller to the Buyer and all materials obtained or developed by or for the Buyer pursuant to the Buyer’s Inspections strictly confidential, and shall not (except as specifically required by applicable law, regulation or legal process) disclose same to any person, entity or party other than to the Buyer’s own members, officers, directors, employees, attorneys, accountant, consultants, advisors, insurance brokers and lenders, for the sole purpose of evaluating this transaction (and then only if the Buyer causes all such persons to comply strictly with the confidentiality provisions hereof). The provisions of this subparagraph shall survive the termination of this Agreement.
(f)    (i)    The Buyer shall have the right to terminate this Agreement for any reason or no reason at all by delivering written notice of termination to the Seller (a “Due Diligence Termination Notice”) prior to the expiration of the Due Diligence Period, which notice may be delivered by electronic mail to Seller or its attorney. In such event, (A) the Buyer shall, at the Buyer’s sole cost and expense, restore the Property to its condition immediately prior to any changes in the condition as a result of the Inspections, which obligation shall survive the termination of this Agreement, (B) upon such restoration of the Property, the Balance of the Deposit shall be refunded to the Buyer as provided in Paragraph 2 hereof, and (C) thereafter neither party shall have any further rights or obligations hereunder except as otherwise expressly provided herein.

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(ii)    If the Buyer shall fail for any reason to validly and timely deliver a Due Diligence Termination Notice to the Seller prior to the expiration of the Due Diligence Period, the Buyer shall be deemed to have irrevocably waived the right to terminate this Agreement pursuant to this Paragraph 5 and to have accepted the condition of the Property in all respects, subject to the terms of this Agreement. In such event, the Balance of the Deposit shall thereupon automatically become nonrefundable in all events (except in the case of a Seller default as provided in Paragraph 21(b) hereof or otherwise set forth herein) and shall be released from escrow by the Escrow Agent and paid and disbursed to the Seller as provided in Paragraph 2 hereof, and the Buyer shall proceed to Closing in accordance with the terms of this Agreement.
6.    Leaseback Lease. At Closing, the Buyer, as landlord, and the Seller, as tenant, shall execute a lease agreement (the “Leaseback Lease”), pursuant to which the Buyer shall lease to the Seller a portion of the Property, [Redacted] Notwithstanding anything to the contrary herein, the Seller shall be responsible for all costs and completing any modifications and alterations, each subject to the Buyer’s consent not to be unreasonable withheld, conditions, or delayed, including installation of any walls, doorways, security, or other improvements to the interior of the building to cordon off the Leased Premises from the remainder of the interior of the Property. Prior to the execution of this Agreement, the Buyer has provided a proposed form of Leaseback Lease including the above terms and a form it has utilized for other similarly situated buildings like the Building for multi-tenant commercial properties. The Seller and the Buyer shall negotiate in good faith and with due diligence and shall finalize and agree upon the final terms of Leaseback Lease prior to the expiration of the Due Diligence Period on terms consistent with the terms of this Paragraph 6 and including customary terms for multi-tenant commercial buildings reasonable in the marketplace.
7.    Closing of Title.
(a)    The closing with respect to the transfer of title to the Property (the “Closing” or “Closing Date”), subject to the satisfaction of the closing conditions set forth herein, shall take place at such location as the Buyer and the Seller may agree within the State of New Jersey, or by mail through an escrow closing with the Escrow Agent, at 10:00 a.m. on a day that is not later than one hundred twenty (120) days after the Effective Date, TIME BEING OF THE ESSENCE of the contract with respect to such date. Notwithstanding the foregoing, in the event that (i) the conditions to the Buyer’s obligations to close set forth in Paragraphs 7(b)(ii) or (iii) hereof shall not be satisfied as of the scheduled Closing Date and (ii) the Buyer has used and is continuing to use diligent, good faith efforts to cause such conditions to be satisfied, the Buyer may elect, upon written notice to the Seller, to extend the Closing Date to a date mutually agreeable to the parties following the satisfaction of such Buyer closing conditions, but in no event shall the Closing Date be extended beyond one hundred eighty (180) days after the Effective Date, TIME BEING OF THE ESSENCE.
(b)    Buyer’s Conditions. The Buyer’s obligation to consummate the transactions contemplated in this Agreement and pay the Purchase Price and accept title to the Property shall be subject to the following conditions precedent on and as of the Closing Date or

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the waiver thereof by the Buyer, which waiver shall be binding upon the Buyer only to the extent made in writing on or prior to the Closing Date.
(i)    On the Closing Date, the Seller shall deliver the Property to the Buyer in substantially the same condition as it was as of the last day of the Due Diligence Period (excluding (A) ordinary wear and tear and (B) any improvements or alterations performed by the Buyer prior to the Closing), and shall deliver possession to the Property to the Buyer, free and clear of all rights of tenants, occupants and any other persons or entities other than the rights of the Seller under the Leaseback Lease.
(ii)    The Buyer shall have received all required consents from the Borough, FMERA and/or any other applicable governmental entity in connection with or as a condition to the assignment and assumption of the Assigned and Assumed Agreements; it being understood and agreed that the Buyer shall use diligent, commercially reasonable efforts to obtain all such consents as soon as reasonably practicable.
(iii)    The Buyer shall have received any required governmental consents and approvals, including any zoning modifications or variances, required to permit the Property to be used as a multi-tenant property; it being understood and agreed that the Buyer shall use diligent, commercially reasonable efforts to obtain all such consents and/or approvals as soon as reasonably practicable.
(iv)    The Seller shall have delivered all of the closing documents described in Paragraph 8(a) of this Agreement duly executed.
(v)    The Title Company shall have issued and delivered to the Buyer the Title Commitment, which shall be subject only to the Permitted Encumbrances and the Title Company shall be committed, subject only to the payment of its customary premium and endorsement charges and other fees and charges that are customarily charged by the Title Company to buyers in commercial real estate transactions in the county where the Property is located at the Closing, to issue the Title Policy to the Buyer, insuring that fee simple title to the Property is vested in the Buyer, subject only to the Permitted Encumbrances.
(vi)     The representations and warranties of the Seller herein contained shall be true in all material respects as stated herein as of the Closing Date except to the extent of changes permitted by the terms of this Agreement.
(vii)    The Seller shall have performed all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Seller prior to the Closing Date.
(viii)    No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting, or delaying, the consummation by the Seller of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Seller shall be pending, and

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the Seller shall not have taken any action in contemplation of the institution of any such proceedings.
8.    Closing Documents.
(a)    At the Closing, the Seller shall deliver to the Buyer the following documents and other items:
(i)    The Deed, together with standard transfer tax and residency forms with respect thereto.
(ii)    Affidavit of Title in standard form, reasonably acceptable to the Buyer and the Buyer’s title insurance company.
(iii)    A General Assignment and Bill of Sale, substantially in the form attached hereto and made a part hereof as Exhibit D.
(iv)    An Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), substantially in the form attached hereto and made a part hereof as Exhibit E.
(v)    The Leaseback Lease.
(vi)    A certificate, dated the Closing Date, certifying that all of the representations and warranties of the Seller set forth in this Agreement are true, correct and complete in all material respects on and as of the Closing Date as if made on the Closing Date.
(vii)    A Foreign Investment in Real Property Tax Act affidavit.
(viii)    The most recent tax bills for the Property.
(ix)    A resolution signed by all of the members of the Seller authorizing the consummation of the sale of the Property to the Buyer on the terms set forth herein.
(x)    All keys, if any, relating to the Property.
(xi)    A closing statement showing the Purchase Price, all adjustments thereto and all disbursements in connection with the Closing.
(xii)    Any other documents required to be delivered by the Seller under this Agreement if not theretofore delivered, and any other documents customarily required in connection with the sale of real estate as reasonably requested by the Buyer and/or Title Company.
(b)    At the Closing, the Buyer shall furnish the Seller with the following:
(i)    The balance of the Purchase Price as provided herein.

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(ii)    The Assignment and Assumption Agreement.
(iii)    The Leaseback Lease.
(iv)    A certificate, dated the Closing Date, certifying that all of the representations and warranties of the Buyer set forth in this Agreement are true, correct and complete in all material respects on and as of the Closing Date as if made on the Closing Date.
(v)    A closing statement showing the Purchase Price, all adjustments thereto and all disbursements in connection with the Closing.
(vi)    Any other documents required to be delivered by the Buyer hereunder if not theretofore delivered, and any other documents customarily required in connection with the sale of real estate as reasonably requested by the Seller and/or Title Company.
9.    Closing Adjustments and Costs.
(a)    All real estate taxes, municipal water and sewer charges, utility charges, fuel oil and other charges typically adjusted between a buyer and a seller at a commercial closing in New Jersey will be adjusted between the Buyer and the Seller as of the Closing Date. For purposes of Closing adjustments only, the Buyer shall be deemed to be the owner of the Property for the entire Closing Date.
(b)     Except as specifically and unambiguously set forth herein to the contrary, Buyer shall not assume and shall not be liable, and Seller shall retain and remain liable, for any debts, liabilities or obligations of any kind or nature, at any time existing or asserted, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, arising out of the Property prior to the Closing, and other than those items of expense and income prorated at Closing, Seller shall remain solely responsible for the payment of all operating expenses of the Property which accrued or were incurred prior to the Closing.
(c)    All recording or filing fees with respect to the removal of any liens or encumbrances on the Property, and the realty transfer fee, shall be paid by the Seller. All recording fees for the Deed, all title insurance search fees and premiums and the so-called “mansion tax,” if applicable, shall be paid by the Buyer. Each party shall pay the fees of its respective counsel.
10.    Seller’s Representations and Warranties. The Seller makes the following representations and warranties to the Buyer:
(a)    The Seller is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of New Jersey.
(b)    The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Seller.

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(c)    This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable in accordance with its terms.
(d)    Neither the execution and delivery by the Seller of this Agreement or the closing documents listed in Paragraph 8(a) hereof, the consummation of the transactions contemplated hereby or thereby, nor the performance by the Seller of this Agreement or such closing documents in compliance with the terms and conditions hereof and thereof will materially: (i) violate, conflict with or result in any breach of any corporation agreement, trust agreement, certificate of formation, bylaw, judgment, decree, ordinance, order, statute or regulation applicable to the Seller, or any organizational or governing document of the Seller; (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Seller, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or will be obtained in writing prior to the Closing Date and provided to the Buyer; (iii) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to the Seller.
(e)    The Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986.
(f)    The Seller is not a party to any written leases or occupancy agreements affecting the Property or any part thereof.
(g)    Other than the agreements described on Exhibit F attached hereto (collectively, the “Service Contracts”), the Seller is not a party to any service contracts, management agreements or other agreements affecting the use or operation of the Property or any part thereof. The Seller has not received written notice from any party to a Service Contract (which remains outstanding as of the date hereof) to the effect that the Seller is in default under such Service Contract.
(h)    To the Seller’s Knowledge, there are no legal actions, suits or similar proceedings pending and served, or threatened in writing against the Seller or the Property, which are not adequately covered by existing insurance or, if adversely determined, would materially adversely affect the value of the Property, the continued operations thereof, or the Seller’s ability to consummate the transactions contemplated hereby. To the Seller’s Knowledge, no legal actions, suits or similar proceedings related to the condemnation of all or any portion of the Property are pending or threatened in writing against the Property.
(i)    The Seller has not received written notice from any governmental authority (which remains outstanding as of the date hereof) to the effect that the Seller or the Property is in violation of any applicable federal, state and local laws, ordinances, codes and regulations.
(j)    [Intentionally omitted]

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(k)    There is no pending or, to the Seller’s Knowledge, threatened (in writing) condemnation actions or special assessments of any nature with respect to the Land or Improvements.
(l)    To the Seller’s Knowledge, there are no judicial, quasi-judicial, administrative, or other proceedings pending or threatened in writing would reasonably be expected to materially adversely affect the validity of the Property’s zoning, use or development. To the Seller’s Knowledge, no rezoning, site plan, or development applications relating to the Property are pending with any governmental authority.
(m)    There is no work that has been performed or is in progress nor have materials been supplied to the Property pursuant to a contract with the Seller or agreements entered into by the Seller for work to be performed or materials to be supplied to the Property which have not been fully paid for on or prior to the Closing Date.
(n)    The Seller has not received written notice from any governmental authority (which remains outstanding as of the date hereof) to the effect that there exists any environmental condition or matter at or with respect to the Property that requires remediation, removal, cleanup or other action pursuant to applicable law.
[Redacted]
(p)    [Intentionally omitted]
(q)    The Seller has not received written notice from any governmental authority (which remains outstanding as of the date hereof) to the effect that the Seller or CommVault Systems, Inc. is in violation of (i) the Redevelopment Agreement dated as of January 29, 2013 among the Borough of Tinton Falls (the “Borough”), Fort Monmouth Economic Revitalization Authority (“FMERA”) and CommVault Systems, Inc., (ii) the Developer’s Agreement dated January 29, 2013 among the Board of Chosen Freeholders of the County of Monmouth, FMERA, the Borough and CommVault Systems, Inc. or (iii) the Financial Agreement dated as of January 29, 2013, as amended by a First Amendment thereto dated February 19, 2019, between the Seller and the Borough (all of the foregoing being collectively referred to herein as the “Assigned and Assumed Agreements”).
(r)    The Seller has not granted to any person or entity any right of first refusal, right of first offer or other option to acquire title to all or any portion of the Property.
(s)    The Seller has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such returns.
(t)    All documents delivered or to be delivered by the Seller in connection with this Agreement and the transaction are true, complete, and correct copies of the same documents in the Seller’s possession. The Seller does not have Knowledge that any representation or warranty of the Seller in this Agreement contains any untrue statement of a

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material fact or omits a material fact necessary to make such representation or warranty true. To the Seller’s Knowledge, the Seller has not received written notice stating that the information in any report prepared on behalf of the Seller and delivered to the Buyer is untrue.
11.    Buyer’s Representations. The Buyer makes the following representations and warranties to the Seller. As a condition to the Seller’s obligation to close title hereunder, all of the following representations and warranties by the Buyer shall be true, correct and complete on and as of the Closing Date as if made on the Closing Date:
(a)    The Buyer is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of New Jersey.
(b)    The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Buyer.
(c)    This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable in accordance with its terms.
12.    Survival of Representations and Warranties. The representations, warranties, covenants, agreements, and indemnities set forth in or made pursuant to this Agreement shall remain operative and shall survive Closing under this Agreement and the execution and delivery of the Deed for a period of six (6) months.
13.    Assessments. If, as of the date hereof, the Property or any part thereof shall be, or shall have been affected by an assessment or assessments which are or may become payable in annual installments, all installments of any such assessment which are due and payable prior to the Closing Date shall be the responsibility of the Seller, all installments of any such assessment which are to become due and payable on or after the Closing Date shall be the responsibility of the Buyer, and no adjustment or credit shall be made at the Closing therefor. Unconfirmed improvements or assessments, if any, shall be paid and allowed by the Seller on account of the Purchase Price if the improvement or work has been completed on or before the Closing Date. Any assessments for work completed after the Closing Date shall be the sole responsibility of the Buyer.
14.    Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until the Closing shall be the responsibility of the Seller. In the event that the Property shall suffer damage beyond ordinary wear and tear resulting from fire or other casualty, the Seller shall assign to the Buyer, without recourse or representation, the Seller’s right to receive any and all insurance proceeds as a result of such casualty (in which event the Buyer shall receive a credit against the Purchase Price at Closing in an amount equal to the deductible under the Seller’s insurance policy), which shall constitute the Buyer’s sole right and remedy as a result of such casualty. Seller has maintained and shall maintain full building replacement property and casualty insurance for the Property, and to the extent that the insurance proceeds are not sufficient to repair the damage, or Seller has failed to maintain such insurance, Buyer may elect to credit the Purchase Price in that the insurance proceeds are insufficient to restore the Property based on the estimated cost to repair the damage. Notwithstanding the foregoing, in the event

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that the Property shall suffer damage to such an extent that the cost of restoration, as estimated in writing by a licensed contractor reasonably acceptable to the Seller and the Buyer, will exceed ten (10%) percent of the Purchase Price, then the Buyer may terminate this Agreement upon written notice to the Seller within ten (10) days of notification to the Buyer of the damage and/or destruction and the Balance of the Deposit shall be returned to Purchaser.
15.    Condemnation. The Seller shall give the Buyer prompt notice of any actual or threatened taking or condemnation of all or any portion of the Property. If, prior to the Closing, there shall occur a taking or condemnation of all or any substantial portion of the Property, or a deed has been given in lieu thereof, then, in such event, the Buyer, at its option, may terminate this Agreement by written notice given to the Seller within ten (10) days after the Buyer has received the notice referred to above or at the Closing, whichever is earlier, and upon such termination the Balance of the Deposit shall be returned to Buyer. If the Buyer does not so elect to terminate this Agreement, or if there is a condemnation or taking of the Property which is not substantial, then the Closing shall take place as provided herein without abatement of the Purchase Price, and the Seller shall assign to the Buyer at the Closing all interest of the Seller in and to any sums which may be payable to the Seller as a result of such taking or condemnation. This provision shall survive the Closing.
16.    Brokers. The parties hereby represent to each other that there is no real estate agent, broker, finder or salesperson who would be entitled to a commission on account of this sale other than JLL Capital Markets (the “Broker”). The Seller shall be responsible for the payment of a commission to the Broker in connection with this transaction pursuant to a separate written agreement between the Seller and the Broker. Such commission shall be due and payable if, and only if, the Closing occurs and the Purchase Price is paid by the Buyer to the Seller. The parties agree to indemnify each other against any claim by any real estate agent, broker, or salesperson (other than the Broker) for a commission where such real estate agent, broker or salesperson claims a commission through dealings with the indemnifying party. This provision shall survive the Closing.
17.    Zoning and Code Compliance; Governmental Consents.
(a)    The Buyer shall be responsible for obtaining, at the Buyer’s sole cost and expense, any certificate of occupancy, certificate of continued occupancy, zoning certificate or other similar state, county or local approval required in connection with the sale and purchase of the Property contemplated by this Agreement.
(b)    The Buyer shall be responsible, at its own cost and expense prior to Closing, for obtaining any and all consents and/or approvals that may be required from the Borough, FMERA and/or any other governmental entity in connection with or as a condition to the assignment and assumption of the Assigned and Assumed Agreements as contemplated by the Assignment and Assumption Agreement. The parties shall use commercially reasonable efforts to provide that such consents include, without limitation, written confirmation from each such governmental entity to the effect that the Seller is released and relieved of and from any and all duties, responsibilities, liabilities, covenants and obligations under each applicable Assigned and Assumed Agreement from and after the Closing Date.

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18.    Assignment. This Agreement may not be assigned by the Buyer without the prior written consent of the Seller, which consent may be withheld for any reason or for no reason. Notwithstanding the foregoing, the Buyer shall have the right to assign this Agreement at or immediately prior to Closing, without the consent of but with prior written notice to the Seller, to a newly formed urban renewal entity which is owned and/or controlled by the Buyer or under common control with the Buyer and which is qualified to do business under the provisions of the Long-Term Tax Exemption Law of 1992, N.J.S.A. 40A:20-1 et seq., as amended and supplemented to date, provided that such entity assumes all of the obligations of the Buyer hereunder in a writing that is reasonably acceptable to the Seller. Notwithstanding any assignment of this Agreement by the Buyer to any person or entity, the assigning Buyer shall not be released from, and shall remain liable for, the performance of all of the Buyer’s obligations hereunder. Any assignment of this Agreement by the Buyer in violation of this provision shall be deemed a breach of this Agreement entitling the Seller to all of its remedies hereunder.
19.    Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, by electronic mail (provide such notice is also simultaneously sent by one of the other delivery methods in this Paragraph 19), or by overnight delivery service, to the parties to whom the notice is addressed, at the following addresses:
To the Seller:        Commvault Tinton Falls Urban Renewal, LLC
            c/o CommVault Systems, Inc.
            1 Commvault Way
            Tinton Falls, New Jersey 07724
            Attention: Danielle Sheer
            danielle@commvault.com

With a copy to:    Chiesa Shahinian & Giantomasi PC
            One Boland Drive
            West Orange, New Jersey 07052
            Attention: Mitchell S. Berkey, Esq.
            mberkey@csglaw.com

To the Buyer:        Somerset Development LLC
            101 Crawfords Corner Road
            Holmdel, New Jersey 07733
            Attention: Ken Gold
            Email: keng@inspiredsd.com

With a copy to:    Gutnicki LLP
            4711 Golf Road, Suite 200
            Skokie, Illinois 60076
            Attention: Adam Kornblatt
            Email: akornblatt@gutnicki.com

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All notices, requests, consents and other communications hereunder shall be deemed to have been given and delivered: (i) if sent by nationally recognized overnight courier, on the next Business Day following the day such notice is delivered to the courier service; (ii) if made by electronic mail, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise. The address of any party herein may be changed at any time by written notice to the parties. Counsel for a party is authorized to deliver notices on behalf of such party.

20.    Performance. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.
21.    Remedies.
(a)    If the Buyer shall fail to close title to the Property when the Buyer shall be obligated to do so pursuant to the provisions of this Agreement (provided the Seller is not otherwise in default and all the Buyer’s closing conditions have been satisfied), or if the Buyer has defaulted in the performance of the Buyer’s obligations hereunder which has not been cured within five (5) Business Days following written notice from the Seller, then the Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and retain the Deposit on account of the Seller’s damages. The Buyer acknowledges that this provision concerning liquidated damages is bona fide and does not constitute a penalty, and that the Seller will have sustained damages which are not capable of determination with mathematical precision. The Seller shall be under no duty or obligation to account to the Buyer for any part of the proceeds of any subsequent sale of the Property to a third party or to apply any portion of such proceeds to the amounts recoverable from the Buyer as herein provided. The Buyer acknowledges that this provision is in addition to, and not in lieu of, any restoration or indemnification obligations of the Buyer contained in this Agreement.
(b)    If the Seller shall fail to close title to the Property when the Seller shall be obligated to do so pursuant to the provisions of this Agreement (provided the Buyer is not otherwise in default), or if the Seller has defaulted in the performance of the Seller’s obligations hereunder which has not been cured within five (5) Business Days following written notice from the Buyer, then the Buyer shall be entitled, as its sole and exclusive remedy, either (i) to terminate this Agreement and receive a return of the Balance of the Deposit (to the extent actually paid by the Buyer hereunder) and reimbursement by the Seller of all of the Buyer’s actual out-of-pocket expenses in connection with this Agreement (such reimbursement not to exceed $25,000.00 in the aggregate) or (ii) to sue for specific performance.
22.    [Intentionally omitted]
23.    Section 1031 Like-Kind Exchange. The Buyer acknowledges that the Seller may complete this transaction as part of a Section 1031 like-kind exchange (an “Exchange”), and the Buyer agrees to reasonably cooperate with the Seller in connection therewith provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the Seller’s obligations under this Agreement; (b) the Buyer shall not be required

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to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; (c) the Seller shall pay any additional costs that would not otherwise have been incurred had the Seller not consummated an Exchange; (d) the Buyer’s acquiescence to an Exchange shall not affect or diminish in any manner its rights hereunder nor shall the Buyer be responsible for compliance with or be deemed to have warranted to the Seller that the Exchange in fact complies with Section 1031 of the Code; and (e) the Seller shall indemnify, defend, and hold harmless the Buyer from or against all claims, losses, costs, damages, liabilities (including reasonable attorneys’ fees) actually incurred by the Buyer in connection therewith. The obligations set forth in clauses (c), (d), and (e) in the preceding sentence shall survive the Closing.
24.    Bulk Sale. No later than ten (10) business days prior to the Closing Date, the Buyer shall file with the New Jersey Division of Taxation (the “Division”) a Notification of Sale, Transfer, or Assignment in Bulk (Form C-9600), together with an executed copy of this Agreement. In the event that, prior to the Closing, the Division issues one or more notices requiring that any funds be withheld from the Purchase Price at Closing (each, an “Escrow Notice”), the party receiving the Escrow Notice shall promptly deliver a copy of same to the other party and the amount set forth in the most recent Escrow Notice shall be withheld from the Purchase Price at Closing and held by the Title Company (the “Bulk Sale Escrow Agent”), to be held in escrow pursuant to the instructions of the Escrow Notice, and pursuant to a mutually satisfactory escrow agreement to be signed at Closing by the Seller, the Buyer and the Bulk Sale Escrow Agent (the “Bulk Sale Escrow”). Thereafter, as and when the Division issues a demand for payment of some or all of the Bulk Sale Escrow (a “Demand for Payment”), the party receiving the Demand for Payment shall promptly deliver a copy of same to the other party and the Bulk Sale Escrow Agent, and the Bulk Sale Escrow Agent shall promptly pay and disburse such amount to the Division from the Bulk Sale Escrow in accordance with the instructions set forth in the Demand for Payment. Upon receipt of a tax clearance letter issued by the Division confirming that there is no further requirement to hold the Bulk Sale Escrow (the “Tax Clearance Letter”), the party receiving the Tax Clearance Letter shall promptly deliver a copy of same to the other party and the Bulk Sale Escrow Agent, and the Bulk Sale Escrow Agent shall promptly release any remaining balance of the Bulk Sales Escrow to the Seller. The obligations of the parties hereto and the Bulk Sale Escrow Agent under this Paragraph shall survive the Closing.
25.    Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to “Seller’s Knowledge”, to the “Knowledge of Seller”, Seller having “Knowledge”, or any similar construct, such knowledge shall be to the actual and conscious awareness of a fact or matter as of the Effective Date and again as of the Closing Date within the actual, present and conscious knowledge of Danielle Sheer and Sam Hernandez.
26.    Press Releases. Neither party shall issue or publish any press release or other public announcement of the transactions contemplated by this Agreement or the terms hereof without the prior written consent of the other party as to the form and substance thereof.
27.    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. Any action to enforce this

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Agreement or any of its terms or conditions shall be filed in a court of competent jurisdiction in the State of New Jersey.
28.    Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be changed orally and may be changed only by an agreement in writing signed by all parties. There are no oral agreements between the Buyer and the Seller affecting this Agreement and this Agreement supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matter hereof and none thereof shall be used to interpret or construe this Agreement. Further, it is understood that the parties hereto have entered into this Agreement with full knowledge of the subject matter hereof and this Agreement is not entered into based upon any representations with respect to value.
29.    Attorney Fees. In connection with any litigation, including appellate proceedings, arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.
30.    Severability. In the event that any one or more of the provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction, or by law, such determination will not render this Agreement invalid or unenforceable and the remaining provisions hereof shall remain in full force and effect.
31.    Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Any counterparts or signatures may be delivered by facsimile or electronic mail (in .pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes hereunder.
32.    Time of the Essence. All dates and times in this Agreement shall be TIME OF THE ESSENCE.
33.    Construction and Interpretation.
(a)    All references made and pronouns used in this Agreement shall be construed in the singular or plural, and in such gender, as the sense and circumstances require.
(b)    The Buyer and the Seller agree that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.
(c)    To the extent that any relevant date under this Agreement falls on a day that is not a business day, such date shall be deemed to mean and refer to the immediately succeeding business day.

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34.    Paragraph Headings. Paragraph headings contained in this Agreement are for convenience of reference only, and they shall not be deemed to modify, limit, define or describe in any respect the provisions of this Agreement.
35.    Flood Disclosures. The Seller makes all of the disclosures set forth on Exhibit G attached hereto and made a part hereof.
36.    Exhibits. All of the Exhibits attached to this Agreement shall be deemed to be, and the same are hereby made, a part hereof. In the event that any Exhibits are not attached hereto as of the Effective Date, the parties shall work diligently and in good faith to finalize the forms of the Exhibits during the Due Diligence Period and shall attach such forms to this Agreement when completed.
37.    Pre-Closing Cooperation. From and after the expiration of the Due Diligence Period, the Buyer shall have the right, at the Buyer’s sole cost and expense, to conduct leasing and construction activities in the building at the Property (except with respect to the Leased Premises, for which all construction shall be conducted by Seller at its sole cost and expense). All such activities shall be subject to approval by the Seller in the Seller’s reasonable discretion, and shall further be subject to such reasonable requirements (e.g., insurance, compliance with laws, indemnification, non-interference, lien-free completion) as the Seller may impose on the Buyer and/or such activities.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Purchase and Sale to be duly executed as of the date set forth on the first page hereof.
SELLER:

COMMVAULT TINTON FALLS URBAN
RENEWAL, LLC

By:/s/Jen DiRico
Name: Jen DiRico
Title: CFO

BUYER:

SOMERSET DEVELOPMENT LLC

By:/s/ Raphael Zucker
Name: Raphael Zucker
Title: Managing Member

By signing below, the Escrow Agent acknowledges, consents to, and agrees to be bound by the provisions of this Agreement applicable to the Balance of the Deposit and the disposition thereof.
ESCROW AGENT

CHIESA SHAHINIAN & GIANTOMASI PC

By:/s/ Stephen Kisker
Name: Stephen Kisker
Title: Member

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